Registration No. 333-114416

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Heartland Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-2017085 (I.R.S. Employer Identification No.)

420 North Morton Street, P.O. Box 496

Franklin, Indiana 46131-0469

(Address of Principal Executive Offices)

Heartland Bancshares, Inc. 1997 Stock Option Plan

Heartland Bancshares, Inc. 1997 Stock Option Plan for Nonemployee Directors

Heartland Bancshares, Inc. 2003 Stock Option Plan for Nonemployee Directors

(Full titles of the plans)

Steve Bechman, President and Chief Executive Officer

Heartland Bancshares, Inc.

420 North Morton Street, P.O. Box 496

Franklin, Indiana 46131-0469

(Name and address of agent for service)

(317) 738-3915

(Telephone number, including area code, of agent for service)

Copies to: Mark B. Barnes Ice Miller LLP One American Square, Box 82001 Indianapolis, Indiana 46282 Tel: (317) 236-2456 Fax: (317) 592-4868 (Counsel for Registrant)

The purpose of this Post-Effective Amendment No. 1 is to deregister all securities under this Registration Statement that remained unsold at the close of business on March 20, 2006, the date of termination of the offering of such securities pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Indiana, on March 24, 2006.

HEARTLAND BANCSHARES, INC.

By: /s/ Steve Bechman, Steve Bechman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 24, 2006.

/s/ Steve Bechman Steve Bechman	President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Sharon Acton* Sharon Acton	Director
/s/ Gordon R. Dunn* Gordon R. Dunn	Director
/s/ Jeffrey L. Goben* Jeffrey L. Goben	Director
/s/ J. Michael Jarvis* J. Michael Jarvis	Director
/s/ John Norton* John Norton	Director
/s/ Jeffery D. Joyce Jeffery D. Joyce	Chief Financial Officer (Principal Financial and Accounting Officer)
* By /s/ Steve Bechman Steve Bechman, as Attorney-in-Fact

HEARTLAND BANCSHARES, INC.

Post-Effective Amendment No. 1 to Form S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit
24.1	Power of Attorney (See Signature Page of original registration statement) (previously filed)